SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported): January 20, 1999

                                  SIMS Communications, Inc.
                   (Exact name of registrant as specified in its charter)


           Delaware                    0-25474              65-0287558
(State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)     File Number)          Identification No.)

                                  18001 Cowan, Suite C & D
                                 Irvine, California 92614
                          (Address of principal executive offices)
                                         (Zip Code)

                                      (949) 261-6665
                    (Registrant's telephone number, including area code)


                                           N/A
                    (Former name, former address and former fiscal year,
                               if changed since last report)

Item 5.  Other Events

    In December, 1998, the Company filed an 8-K report (dated December 14, 1998) which disclosed the issuance of shares of the Company's Series C Preferred Stock and the issuance of shares of common stock in connection with the acquisition of certain technology from MedCard Management Systems, Inc.

    Subsequent to the filing of the Company's 8-K report dated December 14, 1998, the Company issued additional shares of common stock and warrants.

    The following "as adjusted" balance sheet of the Company as of November 30, 1998 reflects these transactions:

                                                               November 30, 1998
                          November 30, 1998       Adjustments     (as adjusted)
ASSETS:

Cash and cash equivalents      $558,000          737,109 (1), (5)   $1,295,109

Accounts receivables,
   less allowance for
   doubtful accounts            150,000                                150,000

Inventories                     511,000                                511,000

Prepaid expenses and
   other current assets         297,000                                297,000

Notes receivable,
   current portion              150,000                                150,000

Property and Equipment
net of accumulated depreciation  2,740,000                           2,740,000

Notes receivable                   415,000                             415,000

Patents, net of accumulated
amortization                       370,000                             370,000

Licensing Rights (MedCard)         794,000                             794,000

Goodwill                           923,000                             923,000

Other                              350,000             77,730 (3)      427,730
                                  ---------           ---------       ---------
   Total Assets                 $7,258,000           $814,839       $8,072,839
                                ==========           ========        ==========

                                                              November 30, 1998
                          November 30, 1998     Adjustments     (as adjusted)

LIABILITIES:

Accounts payable and
  Accrued Expenses           $1,000,768         (26,250) (4)        974,518

Bank Line of credit             250,000                             250,000

Current obligations
under capital lease              88,000                              88,000

Current maturities
  of long term debt             639,000        (310,347) (2)        328,653

Notes Payable-Other             200,000                             200,000

Franchise deposits
  and deferred revenue          828,000                             828,000

Long term debt                  217,000                             217,000

Obligations under
  capital leases                470,000                             470,000
                                -------                             -------

            Total Liabilities 3,692,768                           3,356,171

STOCKHOLDERS' EQUITY
   Preferred Stock, Series A and B  125                                 125

   Preferred Stock, Series C        155                                 155

   Common Stock                     980          163 (1), (2)         1,143
                                                     (4), (5)

Additional Paid in Capital   26,018,972       1,151,273 (1)-(5)  27,170,245

Accumulated Deficit         (22,455,000)                        (22,455,000)
                            ------------                        ------------

Total Stockholders' Equity    3,565,232                           4,716,668
                               --------                           ---------

Total Liabilities and Stockholders'
Equity                       $7,258,000       $814,839           $8,072,839
                             ==========       ========           ==========

(1) Reflects sale of 883,349 shares of common stock and 176,670 warrants for $530,010, less related offering expenses. Each warrant allows the holder to purchase one additional share of common stock at a price of $1.54. The exercise price of the warrants is 105% of the closing price of the Company's common stock on the date the shares of common stock were sold.

(2) Reflects   issuance  of  310,347  shares  of  Company's  common  stock  upon conversion of notes payable.

(3) Reflects issuance of warrants to investment banker. Value of warrants has been computed using Black-Scholes option pricing model.

(4) Reflects issuance of 20,000 shares of Company's common stock for services.

(5) Reflects proceeds of notes payable (December 28 and 29, 1998) and issuance of 423,728 shares of Company's common stock upon conversion of notes payable.

Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and give effect to the sale of the Company's Series C Preferred Stock and the issuance of shares of common stock in connection with the MedCard transaction.

Item 7.  Financial Statements and Exhibits

No exhibits are filed with this report.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 20, 1999
                                       SIMS COMMUNICATIONS, INC.

                                       By /s/ Mark Bennett
                                         -----------------------------
                                         Mark Bennett, President